Exhibit 10.18

No:

SPD BANK

contract for loans of working capital

contract for loans of working capital

Borrower: ChinaLink Professional Services Co., Ltd.

Principal business address: 2nd floor, building 18, No. 498, GuoShouJing Road, Pudong New Area, Shanghai

The contact: Lisa Wu	Tell: 021-31268010
Fax: /	Email: lisa.wu@clpsglobal.com

Lender: Shanghai Pudong Development Bank Co., LTD. Jinqiao Branch

Principal business address: No.509 Jinqiao Road, Pudong New Area, Shanghai

The contact: Lin Xie	Tell: 021-58994702

Whereas;

the borrower applies to the lender for working capital loan due to capital turnover needs; Upon review, the Lender agrees to release the loan in accordance with the terms and conditions of this Contract. In order to clarify the rights and obligations of both parties, both parties hereby enter into this Contract for compliance with the relevant laws, regulations and rules of the People’s Republic of China through mutual agreement.

At the same time, the borrower and the lender confirm the following principal terms (please select in the box below according to the situation, tick X if not selected);

☒  This contract, as the number of a/financing bottle degree of agreement (hereinafter referred to as the credit line agreement) affiliated with the financing documents signed, this contract comes into force, all its terms and conditions are incorporated into the financing credit agreement, and as a part of (if the borrower have previously signed the melt line agreement, should choose the project, and indicate the credit line agreement number);

☑ This contract is an independent credit document signed between the borrower and the lender (this item should be selected if the borrower and the lender have not signed the financing line agreement);

☒  The guarantor has been informed that the purpose of the loan under this contract is to repay the loan under the original contract name: _____ Date of signing: _____ No: _____ .(Select this item if the purpose of borrowing is to repay the old or renew the loan)

(this

The Part One Commercial terms

1. Types of Loans: ☑ Short-term working capital loans; ☐mid-term liquidity loan,

2. loan amount under this contract is RMB(currency) 10 million

3. the specific use of loan under this contract as follows: payroll

4. the time limit for the loan under this contract (in the following box, please, don’t choose to play x)

☑ since          to             .

☒ From the date of first withdrawal        /      year(or    /       months)

The actual withdrawal date and repayment date shall be the date recorded on the ious (loan certificate) issued by the lender and the borrower. The last repayment date shall not exceed the loan term agreed herein. The loan (loan certificate) is an integral part of this contract.

5．The interest rate of the loan under this Contract is (please tick V in the box below and x if not)

☑ (1) the RMB loans Interest Rate :

Each loan under this Contract shall be issued according to the loan market quoted APR (term) -1 BPS published by The National Inter-Bank Lending Center at the end of the day prior to the actual date of loan issuance. If the calculated interest rate is less than 0%, it shall be implemented as 0%. (The quoted market interest rate is the annual interest rate, which can be found through the National Inter-bank Lending Center and the website of the People’s Bank of China)

After each loan is issued, if the quoted interest rate of the loan market is adjusted during the loan term, the loan interest rate (please put a in the box below and x in case of non-I):

☑ Fixed interest rate without adjustment;

☒ Since interest rates adjust interest rates to adjust interest rates before a complex day by day the national interbank funding center published in this article the contract term loan market quotation rate (LPR) as the base, the way of fixed interest rate floating point and calculating constant, specific interest rates adjust below (please v is selected in the following box, does not escape the x) :

☒ The interest rate is adjusted by year, and the interest rate adjustment day is the corresponding day of the actual loan issuing date in the corresponding month of the next Gregorian calendar year. If there is no corresponding day of the actual loan issuing date in the corresponding month of the next Gregorian calendar year, the interest rate adjustment day is the last day of the actual loan issuing date in the corresponding month of the next Gregorian calendar year:

☒ Adjust the interest rate according to year, the interest rate adjustment date is January 1 of each year;

☒ Adjust the interest rate according to the interest settlement date, and the interest rate adjustment day is the next day of the interest settlement date;

☒ Quarterly adjustment of interest rate, interest rate adjustment day for the end of each quarter on a monthly basis,;

☒ interest rate adjustment day for a monthly/daily

☒ other agreement (specific interest rate adjustment day),

☒ (2) interest rate of foreign currency loan;

each loan under this Contract will be issued ___ at the rate of ___(LIBORAHIBORSIBOR) published by the Lender on the date of disbursement plus/BPS.

☒ After each loan under this joint venture is issued, the loan interest rate shall be adjusted by _____.

☒ Fixed rate, that is, the interest rate is not adjusted.

6. The method of loan settlement under this Contract is (please check the box below/tick X if not selected):

☒ On a monthly basis, the settlement date is the second +(20) day of each month;

☑ Quarterly, then the settlement date is the twentieth (20th) day of the last month of each quarter:

☒ Other methods:

And each repayment interest under this contract is clear with this.

7. Penalty interest rate under the Contract is:

(1)	This overdue penalty interest rate shall be applied at the loan execution rate applicable on the date of penalty interest collection plus 30%.

(2)	If the loan is not used in accordance with the purpose agreed herein, the penalty interest rate will be calculated and the loan execution interest rate applied on the penalty interest date shall be charged plus 50%.

8．The drawdown period of the loan under the Contract is from to . The first withdrawal shall be made before .

9. The withdrawal plan for the loan under this Contract is as follows (please select☑  in the box below, tick X if you do not select) the withdrawal plan is shown in the table below:

NO	The withdrawal date	On withdrawals
1

☒ Other withdrawal plans: One-time Withdraw .

10. The repayment plan of the loan under this Contract is as follows (Please tick ☑ in the box below, if not, tick x)

NO	Repayment date	Reimbursement amount
1

☒ Other withdrawal plans: One-time Withdraw .

11. Liquidated damages for loan repayment in advance; Equivalent to 0% or RMB(currency) 0 the actual amount of loan repaid in advance

12. The principal amount of loan repayment in advance shall not be less than RMB( currency) 0

13. Account opening (select one of the following modes for RMB loans, select the special account mode for foreign currency loans, and mark X for those not selected)

☑ Unsegregated account mode:

(1)	The general settlement account opened by the borrower with the lender is:

Bank: Shanghai Pudong Development Bank Co., LTD. Jinqiao Branch

Bank account name: ChinaLink Professional Services Co., Ltd.

Bank account number:98840078801600002917

(2)	the borrower’s fund recovery account opened with the lender is:

Bank: Shanghai Pudong Development Bank Co., LTD. Jinqiao Branch

Bank account name: ChinaLink Professional Services Co., Ltd.

Bank account number:98840078801600002917

☒ Special Account mode

(1)	The special account for working capital loan opened by the borrower with the lender is:

Bank:                     /                   .

Bank account name:                     /                   .

Bank account number:                     /                   .

(2)	The general settlement account opened by the borrower with the lender is:

Bank:                     /                   .

Bank account name:                     /                   .

Bank account number:                     /                   .

(3)	The Borrower’s fund recovery account opened with the Lender is:

Bank:                     /                   .

Bank account name:                     /                   .

Bank account number:                     /                   .

14. Entrusted Payment by the Lender: if the payment object is clear and the single managed payment amount exceeds (currency amount) the loan fund payment, the entrusted payment method of the Lender shall be

15. The guarantors and security contracts providing security for the debt hereunder include but are not limited to:

☒ The guarantor           /         《guaranty contract》NO ☐

☒ The mortgagor           /         《Mortgage contract》NO ☐

☒ The pledger           /         《Pledger contract》NO ☐

☒ Other guarantee           /         。

16. Breach of contract

liquidated damages. It is equivalent to zero percent of the principal amount borrowed or            /         .

17. Annexes to this contract include:

(1) 《Application for withdrawal》

(2) 《                          /                        》

(3) 《                          /                        》

(4) 《                          /                        》

(5) 《                          /                        》

18. Other matters agreed upon by both parties

None/ .

19. This Contract is made in three originals, one held by the borrower and two held by the lender, each of which has the same legal effect.

(End of Part I)

The Part Two General terms

Article 1 borrowing

1. The Borrower irrevocably agrees and confirms that the Lender has the right to change due to laws, regulations and policies, or to be restricted by the macro-monetary or financial regulatory policies of the government, or to be subject to market conditions. The borrower may suspend, reduce or cancel the loan and notify the borrower if the conditions for granting the loan are adjusted or increased in consideration of its capital position and financial cost, its own business needs, the borrower’s performance ability or financial condition, or other major changes occur.

2. The compensation hereunder shall be used in accordance with the loan purposes agreed herein. The Borrower shall not misappropriate or occupy the loan for fixed asset investment, equity investment, etc., or use the loan in fields and purposes prohibited by the state or other activities inconsistent with working capital loan purposes

Article 2 borrowing rate and interest calculation method

1. Unless otherwise agreed herein, the loan interest hereunder shall be calculated and collected in accordance with the actual amount of withdrawal and the number of days occupied by the Lender from the date of loan issuance. Occupied days include the first day, excluding the last day. Daily interest = monthly interest rate /30, monthly interest rate = annual interest rate 12.

2. The Lender has the right to pay the unpaid principal of the loan due to the Borrower (the term “due” in this Contract includes the case where the Lender declares the loan to be due early), and the overdue penalty interest shall be calculated and collected according to the retroactive interest rate agreed herein according to the actual overdue days from the overdue date until the principal and interest of the borrower are paid off

3. If the borrower fails to use the loan funds for the agreed purposes, the lender shall have the right to use the amount of loan box for breach of contract. Since the date of breach, the penalty interest shall be calculated and collected according to the penalty interest rate for misappropriation agreed herein according to the actual days of breach until the borrower pays off the principal and interest.

4. The Lender shall, from the date on which the borrower fails to pay the interest on time (including the normal total interest, overdue penalty interest and misappropriated penalty interest), compound the interest according to the overdue penalty interest rate agreed herein according to the actual overdue days.

5. Interest rate market paralysis

If there is no APPLICABLE LPR (applicable in RMB) or LIBOR/HIBORSIBOR (applicable in foreign currency) interest rate on the quoted date of the relevant interest period after the loan is issued under this Contract, the Borrower shall negotiate with the Lender to determine an alternative interest rate; If no agreement can be reached within five (5) banking business days from the commencement of the negotiation, the borrower shall repay the principal and interest of the loan in full within thirty (30) banking business days from the date of such agreement.

Article 3 withdrawal

1. before the first withdrawal, the borrower shall meet the following conditions:

(1) submit the withdrawal application (see Annex 1 or annex 2 of the contract for the format), the completed loan (loan) voucher and other relevant documents at the time and in the manner agreed in the contract;

(2) This contract and the corresponding guarantee contract (if any) have been signed and remain valid, and the security right has been effectively established;

(3) Submit the borrower’s current valid business license, articles of association and recent financial statements on the withdrawal date (including but not limited to the annual financial report and current statements audited by certified public accountants in the previous year):

(4) Submit the loan resolution made by the borrower’s board of directors / shareholders’ meeting or other institutions with the same effect, the letter of authorization from the legal representative to the authorized representative and the original signature sample of the legal representative and authorized representative;

(5) The borrower has opened relevant accounts with the lender according to the lender’s requirements;

(6) The borrower has performed its obligations under the contract without any event of default under the contract;

(7) Other documents or conditions required by the lender.

2. except for the first withdrawal, the borrower shall meet the following conditions before each withdrawal:

(1) submit the withdrawal application (see Annex 1 or annex 2 of the contract for the format), the completed loan (loan) voucher and other relevant documents at the time and in the manner agreed in the contract;

(2) The representations and warranties made by the borrower under this contract shall remain valid;

(3) The borrower has performed its obligations under the contract without any event of default under the contract;

(4) Other documents or conditions required by the lender.

3. withdrawal

(1) the borrower shall make a one-time withdrawal or installment withdrawal in accordance with the withdrawal plan agreed in the contract, and submit a withdrawal application (see Annex 1 or annex 2 of the contract for the format) to the lender three (3) banking days before the expiration of each withdrawal date to go through the withdrawal procedures;

(2) If the borrower needs to postpone or change the withdrawal date, it shall obtain the consent of the lender three (3) banking days before the expiration of the withdrawal date, and the lender has the right to require the borrower to pay the interest loss suffered by the lender (interest loss: the interest of the delayed withdrawal period and the interest of demand deposit in the same period);

(3) If the borrower requests to cancel all or part of the undrawn loan, it shall apply to the lender three (3) banking business days before the determined withdrawal date or the termination date of the withdrawal period, and the cancellation can be carried out only with the consent of the lender;

(4) If the borrower fails to handle the withdrawal procedures within the specified withdrawal date or withdrawal period and fails to apply for postponement of withdrawal, the lender has the right to cancel the undrawn loan:

The lender has the right to waive one or more of the above withdrawal conditions without affecting any right enjoyed by the Lender under this contract

Article 4 account opening and management

1 ..When signing this contract, the borrower shall have opened a general settlement account and capital return account (see part I of this contract) at the lender, as well as a special working capital loan account (if any) agreed by both parties. The borrower agrees that the lender shall monitor the aforesaid account of the borrower.

2. If no special working capital loan account is opened, the general settlement account is used to calculate the loan fund issuance and loan fund payment applied by the borrower at the lender.

If a special working capital loan account is opened, the special working capital loan account is used to calculate the loan fund issuance and loan fund payment applied by the borrower at the lender, and the funds in the account bear interest according to the current deposit. The borrower agrees that in addition to the seal reserved by the borrower, the special account for working capital loan shall also reserve the special seal for loan fund payment supervision of the lender.

Without the written consent of the lender, the borrower shall not change the reserved seal of the special working capital loan account at will.

3. The borrower confirms that the fund return account is the income account and repayment reserve account under the contract. The borrower’s income cash flow or the borrower’s overall cash flow shall be entered into the capital return account.

The borrower guarantees that the capital balance in the borrower’s repayment reserve account shall not be less than the amount of principal and interest payable by the borrower in the current period on each principal and interest repayment date under the contract and within three (3) days before it.The borrower agrees that on each principal and interest repayment date and within three (3) days before it, the lender has the right to restrict or refuse the borrower’s external payment that will cause the fund balance in the repayment reserve account to be lower than the principal and interest payable in the current period, so as to ensure that the fund balance in the repayment reserve account is sufficient to pay the principal and interest payable in the current period.

The lender has the right to monitor the capital return account. In case of abnormal capital flow in the capital return account, the lender has the right to find out the reasons from the borrower and take corresponding measures.

Article 5 Payment supervision

1. The borrower agrees that the lender has the right to manage and control the payment of the loan funds through the entrusted payment of the lender or / and the independent payment of the borrower, so as to supervise the use of the loan funds according to the purpose agreed in the contract.

Entrusted payment by the lender means that the lender pays the loan funds through the borrower’s account to the borrower’s trading partner who meets the purpose agreed in this contract according to the borrower’s withdrawal application and payment entrustment.

Autonomous payment by the borrower means that after the lender issues the loan funds to the borrower’s account according to the borrower’s withdrawal application, the borrower will independently pay them to the borrower’s trading partner who meets the purpose agreed in the contract.

2. The borrower agrees that if the borrower and the lender have newly established a credit business relationship and the borrower’s credit status is general, or the payment object is clear and the single payment amount exceeds the amount agreed in the contract (see part I of the contract), or other circumstances recognized by the lender, the entrusted payment method of the lender shall be adopted.

If the entrusted payment method is adopted, the lender has the right to review whether the payment object, payment amount and other information listed in the payment application provided by the borrower are consistent with the corresponding business contract and other supporting materials according to the loan purpose agreed in the loan contract.

After approval, the lender shall pay the loan funds to the borrower’s trading partner through the borrower’s account.

3. When applying to the lender for external payment of loan funds, the borrower shall submit supporting materials meeting the lender’s requirements, including but not limited to:

(1) documents certifying that the purpose of payment is in accordance with the purpose agreed in the contract:

(2) Business contracts and written documents that truly reflect the borrower’s payment obligations. For the expenses that must be paid without signing the contract, the charging policy and standard approved by the competent department shall be provided;

(3) If the corresponding invoices or receipts cannot be obtained at the same time of payment, the borrower shall timely submit the corresponding invoices or receipts for the use of funds after the completion of payment;

(4) Legal and valid payment voucher:

(5) Other documents required by the lender.

The lender has the right to waive one or more of the above supporting materials without affecting any rights enjoyed by the Lender under this contract

4. If the special account for working capital loan is not opened, the borrower shall submit the withdrawal application to the lender three (3) banking days before the proposed withdrawal date (see Annex 1 of the contract for the format), and propose whether to adopt the entrusted payment method of the lender or the independent payment method of the borrower. The borrower confirms that the lender has the right to review whether the relevant information of the borrower meets the payment conditions agreed in the contract, and has the right to decide the payment method of the corresponding loan.

If the special account for working capital loan is opened by the entrusted payment method of the lender, the borrower shall submit the payment application with the reserved seal of the borrower of the special account for working capital loan (see Annex 3 of the contract for the format) to the lender three (3) banking days before the payment date. The lender has the right to review whether the relevant information of the borrower meets the payment conditions agreed in this contract. If the lender approves, it shall stamp the special seal for loan fund payment supervision on the payment voucher before making external payment. If the borrower’s independent payment method is adopted, the borrower shall submit the payment application (see Annex 3 of the contract for the format) and relevant materials to the lender three (3) banking days in advance. The lender has the right to review whether the relevant materials submitted by the borrower meet the conditions agreed in the contract.If the lender approves, the borrower shall fill in the payment voucher (the amount of each summary payment voucher shall not exceed the entrusted payment amount of the lender agreed in this contract).After review, the lender shall affix the special seal for loan fund payment supervision on the summary payment voucher, and transfer the corresponding funds to the borrower’s general settlement account.

5. If the borrower’s autonomous payment method is adopted, the borrower shall regularly summarize and report the autonomous payment of loan funds to the lender every month. The lender has the right to verify whether the borrower’s loan payment meets the agreed purpose and payment method through account analysis, voucher inspection, on-site investigation, etc.

6. The borrower confirms that it shall pay to the lender the remittance fee arising from the payment of funds. When the remittance fee occurs, the lender has the right to deduct it directly according to the actual amount.

7. In the process of loan issuance and payment, if any of the following circumstances occurs to the borrower, the lender has the right to require the borrower to supplement the withdrawal conditions and payment conditions, or change the loan payment method and stop the issuance and payment of loan funds:

(1) declining credit status;

(2) The profitability of main business is not strong;

(3) Abnormal use of loan funds.

Article 6 repayment

1. the borrower shall timely and fully repay the principal, interest and relevant expenses of the loan according to the repayment plan agreed in the contract. The borrower hereby irrevocably authorizes the lender to actively deduct the above amount from its account opened with the lender on the maturity date of the loan or when the conditions agreed in the contract are met to repay the creditor’s rights of the lender.

2. If the borrower repays the loan in advance, it shall submit a written application to the lender and obtain the written consent of the lender before the tenth (10th) banking business day before the expected repayment date. Without the prior written consent of the lender, the borrower shall still repay the principal and interest according to the time limit and interest rate agreed in the contract.

The prepayment agreed by the lender shall be deemed as the prepayment of the loan. In this case, the lender also has the right to require the borrower to pay certain liquidated damages in accordance with the contract (see part I of the contract).

In case of early repayment of the loan, the interest shall be calculated according to the actual number of days used by the borrower and returned together with the principal; The principal amount of early repayment shall not be less than the limit agreed in part I of this contract; The principal returned shall be offset against the loan principal in the reverse order of the repayment plan agreed in this contract.

3. If the borrower is unable to repay on schedule for justified reasons, it shall apply to the lender for loan extension before the thirtieth (30th) banking business day of the repayment period agreed in this contract, and prepare necessary materials to go through relevant extension procedures. If the loan under this contract is guaranteed, mortgaged or pledged, the guarantor, mortgagor and Pledgor shall also issue a written consent certificate. The lender shall decide whether to agree to the extension. If the borrower does not apply for extension or the application for extension is not approved by the lender, the loan shall be transferred to the overdue loan from the next day of the maturity date.

4. The borrower shall not withdraw any returned loan funds again.

Article 7 representations and warranties

The borrower makes the following representations and warranties to the lender, which are made at the time of signing this contract and remain valid during the validity of this contract.

1. The borrower is an enterprise (institution) legal person and other economic organization established in accordance with its applicable law, with independent legal personality, complete financial system and repayment ability, and has the right to conclude and perform this contract according to law.

2. The borrower has the right to sign this contract and has completed all authorizations and approvals of the board of shareholders, the board of directors or other competent authorities required for signing this contract and performing its obligations under this contract. All terms of this contract are the true intention of the borrower and are legally binding on the borrower.

3. The signing and performance of this contract shall not violate the laws that the borrower shall abide by (the laws under this contract include the laws, regulations, rules, local regulations, judicial interpretations, etc., the same below), the relevant documents, judgments and rulings of the competent authorities, nor the articles of association of the borrower or any contract it has signed Conflict with the agreement or any other obligations undertaken.

4. The borrower guarantees that all financial statements (if any) issued by it comply with the provisions of applicable laws and that the statements truly, completely and fairly reflect the financial situation of the borrower.

5. In the process of signing and performing this contract, the borrower abides by the principle of honesty and trustworthiness, and all materials, documents and information (including but not limited to business license, project approval documents, feasibility study report, self raised funds implementation certificate, financial statements, etc.) provided to the lender, including itself and the guarantor, are true, effective and accurate Complete without any concealment or omission.

6. The borrower guarantees to complete the filing, registration or other procedures required for the effectiveness and legal performance of this contract.

7. Since the issuance of the latest audited financial statements, there has been no significant adverse change in the borrower’s operating and financial conditions.

8. In business activities, strictly abide by laws and regulations, carry out various businesses in strict accordance with the provisions of the borrower’s business license or the business scope approved according to law, go through the registration and annual inspection procedures on time, the production and operation are legal and compliant, have the ability of sustainable operation and have a legal source of repayment.

9. Do not give up any due creditor’s rights, nor dispose of the existing main property free of charge or in other inappropriate ways.

10. The borrower has disclosed to the lender what it knows or should know and decided whether to grant the loan under this contract Important facts and conditions (including but not limited to business status, financial status, external guarantee, etc.).

11. The borrower guarantees that it is in good credit condition and has no major bad record.

12. The borrower guarantees that there are no other circumstances or events that have or may have a material adverse impact on the borrower’s performance ability.

Article 8 covenants

The borrower and the lender agree as follows:

1. The borrower guarantees to operate in accordance with the law, use the loan for the purpose agreed in this contract and not misappropriate it for other purposes. The borrower shall regularly provide various relevant financial and accounting materials, including monthly and annual statements, as required by the lender, and actively cooperate with the loan The borrower shall supervise the use of the loan and the operation of the borrower. The lender may inspect and supervise the use of the loan in various ways at any time.

2. The borrower shall repay the principal and interest of the loan under the contract according to the time, amount, currency and interest rate specified in the contract, application and loan (loan) certificate.

3. The borrower guarantees that once any event occurs or will occur that is sufficient to have a significant adverse impact on the financial condition of the guarantor or its ability to perform the guarantee obligations, the borrower will timely provide a new guarantee approved by the lender.

4. The borrower promises that the borrower will not take the following actions without the written consent of the lender:

(1) Transfer (including sale, gift, debt repayment, exchange, etc.), mortgage, pledge or otherwise dispose of all or most of its major assets;

(2) Contracting, joint venture, major foreign investment, change of actual controller or major shareholder, shareholding reform, merger (merger), joint venture (cooperation), division, equity transfer, substantial increase of debt financing, establishment of subsidiaries, property right transfer, capital reduction, suspension of business, dissolution, application for bankruptcy Reorganization or cancellation and other acts that may affect the borrower’s repayment ability;

(3) Provide the third party with a guarantee sufficient to have a material adverse impact on its financial condition or its ability to perform its obligations under the contract;

(4) Paying off other long-term debts in advance and may have a significant adverse impact on the borrower’s ability to perform its obligations under the contract;

(5) Sign contracts / agreements or undertake relevant obligations that have a significant adverse impact on the borrower’s ability to perform its obligations under the contract.

5. The borrower promises that when the following events occur, the borrower will immediately notify the lender on the date of the event, and deliver the original of the relevant notice to the lender (with official seal) within five (5) banking days from the date of the event:

(1) the occurrence of relevant events makes the representations and warranties made by the borrower in this contract untrue, inaccurate or invalid.

(2) The borrower or its controlling shareholder, actual controller or its affiliates are involved in litigation, arbitration or its assets are seized, sealed up, frozen, enforced or other measures with the same effect are taken, or its legal representative / person in charge is involved in litigation, arbitration or other coercive measures;

(3) The borrower’s legal representative or its authorized agent, principal, main financial principal, mailing address, enterprise name, office space and other matters are changed;

(4) Being applied for reorganization or bankruptcy by other creditors or being revoked by the superior competent authority;

(5) other major adverse events that may affect the borrower’s solvency.

6. The borrower guarantees that it will not pay off other loans in priority in violation of the normal repayment order, and will not sign any contract or agreement that will subordinate the loan under this contract now and in the future.

7. The borrower shall, as far as possible, repay and pay the principal and interest of the loan under the contract in the same currency. If the borrower repays its debts in different currencies, the borrower shall, or authorize the lender, convert the funds in different currencies into the loan currency under the contract according to the “deduction agreement”. The expenses incurred shall be borne by the borrower. When the guarantor repays the debt on behalf of the borrower in different currencies, the “deduction agreement” from the guarantee contract shall be borne by the borrower.

8. In case of specific circumstances or changes in the guarantee under this contract, the borrower shall timely provide other guarantees approved by the lender as required by the lender. Such specific circumstances or specific changes include but are not limited to the guarantor’s suspension of production, closure of business, dissolution, suspension of business for rectification, revocation or revocation of business license, application or application for reorganization, bankruptcy, major changes in business or financial status, involvement in major litigation or arbitration cases, involvement of legal representatives, directors, supervisors and key business managers The value of the collateral is reduced or may be reduced, or property preservation measures such as sealing up are taken, there is a breach of contract under the guarantee contract, and it is required to terminate the guarantee contract.

9. The lender has the right to conduct on-site or off-site due diligence on the borrower, and carry out post loan inspection on the borrower’s business status, financial status, external guarantee, use of loan funds and repayment. The borrower is obliged to actively cooperate with the lender in loan payment management, post loan management and relevant inspection.

10. The lender has the right to recover the loan funds under this contract in advance according to the withdrawal of the borrower’s funds.

11. special agreements on group customers (applicable to group customers).

If the borrower of this contract is a group customer, the borrower hereby undertakes:

(1) the borrower shall timely report the related party transactions of more than 10% of the net assets of the actual trustee, including: j the related party relationships of all parties to the transaction k Transaction items and nature l The amount of the transaction or the corresponding proportion m Pricing policy (including transactions with no amount or only symbolic amount).

(2) If the actual trustee has the following circumstances, it shall be deemed that the borrower has breached the contract, and the lender has the right to unilaterally decide to cancel the unused credit of the customer, recover part or all of the used credit, or require the customer to increase the margin to 100%: j providing false materials or concealing important business financial facts k Changing the original purpose of the credit without the consent of the lender, misappropriating the credit or using the bank credit to engage in illegal and illegal transactions l Taking advantage of false contracts with related parties to obtain bank funds or credit by discounting or pledging creditor’s rights such as notes receivable and accounts receivable without actual trade background m refusing to accept the lender’s supervision and inspection of its use of credit funds and relevant business and financial activities n In case of major merger, acquisition and reorganization, the lender believes that it may affect the credit security o Intentionally evading bank creditor’s rights through related party transactions.

12. special guarantees, commitments and agreements on green credit (applicable to borrowers whose construction, production and operation activities of nuclear power plants, large hydropower stations, water conservancy projects, resource extraction projects, etc. may seriously change the original state of the environment and the adverse environmental and social consequences are not easy to eliminate, as well as oil processing, coking and nuclear fuel import workers The construction, production and operation of chemical raw materials and chemical products will produce adverse environmental and social consequences, but it is easy to eliminate them through slow-release measures)

(1) the borrower declares and guarantees that the management of environmental and social risks, including: j the internal management documents related to environmental and social risks comply with the requirements of laws and regulations and are effectively implemented; k there are no major litigation cases involving environmental and social risks;

(2) The borrower promises to accept the supervision of the lender and strengthen environmental and social risk management, including: j commitment to compliance of all behaviors and performances related to environmental and social risks k Commit to establish and improve the internal management system of environmental and social risks, and specify the responsibilities, obligations and punishment measures of relevant responsible personnel of the borrower l Commit to establish and improve the emergency mechanism and measures for environmental and social risk emergencies m Commit to establish special departments and / or designate special personnel to be responsible for environmental and social risks n Promise to cooperate with the lender or its recognized third party in the assessment and inspection of the borrower’s environmental and social risks o in the face of strong doubts from the public or other stakeholders about the borrower’s performance in controlling environmental and social risks, promise to respond appropriately or take other necessary actions p undertake to urge the borrower’s vital related parties to strengthen management and prevent the environmental and social risks of related parties from infecting the borrower q undertake to perform other matters that the lender considers relevant to controlling environmental and social risks

(3) The borrower promises to timely and fully inform the lender of various permits j approvals and approvals related to environmental and social risks in the process of commencement, construction, operation and shutdown k Assessment and inspection of the borrower’s environmental and social risks by the environmental and social risk regulatory authority or its recognized institutions l supporting construction and operation of environmental facilities m Discharge and compliance of pollutants n Safety and health of employees o neighboring communities for the borrower Major complaints and protests p Major environmental and social claims q Other lenders believe that it is related to environmental and social winds Skillfully Major information related to insurance;

(4) If the borrower and the actual Credit Lender have the following circumstances, it shall be deemed that the borrower has an event of default under this Contract: j the borrower’s statement, guarantee and commitment on environmental and social risk management have not been seriously fulfilled k The borrower is punished by relevant government departments due to poor environmental and social risk management l the borrower is strongly questioned by the public and / or the media due to poor environmental and social risk management m Other events of default related to environmental and social risk management agreed between the lender and the borrower, including cross events of default;

In case of the above events of default of the borrower, the lender has the right to unilaterally decide: j cancel the credit commitment already made k Suspend the disbursement of the loan until the borrower takes rescue measures satisfactory to the lender l recover the allocated loan in advance m When the loan cannot be repaid, relevant mortgage and pledge rights and other punishment measures shall be exercised in advance n other punishment measures agreed by the lender and the borrower.

13. As for the anti money laundering agreement, the borrower confirms and agrees that the lender has the right to conduct money laundering risk assessment on the transactions involved under the contract in accordance with the applicable anti money laundering laws and regulations and internal management requirements, and the lender has reasonable reasons to suspect that the borrower and / or the transactions under the contract are suspected of participating in the UN Security Council, the financial action task force against money laundering, China In case of money laundering, terrorist financing or (weapons of mass destruction) financing activities, or tax evasion recognized by the United States, the European Union and other international organizations or countries, the lender has the right to take necessary control measures in accordance with the anti money laundering regulations of the people’s Bank of China. At the same time, the lender has the right to directly restrict and suspend all or part of the business under this contract without notifying the borrower, announce the early maturity of the loan, terminate this contract, and require the borrower to bear all losses caused to the lender.

14. The borrower agrees to irrevocably authorize the lender, without violating the prohibitive provisions of the regulations on the administration of credit investigation industry and relevant laws and regulations, to collect information about all contracts / agreements / commitments signed between the borrower and the lender in accordance with the collection requirements of the basic financial credit information database established by the state, Including the performance information related to all the above contracts / agreements / commitments, as well as the basic enterprise information and other information provided by the borrower, which shall be provided to the basic database of financial credit information established by the state for query and use by qualified units; At the same time, the lender also has the right to query and use the credit information about the borrower in the basic financial credit information database established by the state. The authorization covers all links of the lender’s necessary business management of the business under the contract before and after the signing of the contract, and the validity period will expire with the actual termination of the contract.

15. The borrower hereby confirms that it has fully understood and understood the lender’s position against its employees seeking benefits in any form by taking advantage of their positions, and undertakes to avoid such situations in accordance with the principle of integrity and fairness, and will not provide any form of rebates, gifts, securities, valuables, various incentives, private expense compensation, private tourism High consumption Entertainment Music and other improper interests.

Article 9 deduction agreement

1 ..The borrower agrees that when any debt related to the loan hereunder is due and payable, the lender has the right to directly deduct the funds in the repayment reserve account opened by the borrower in Shanghai Pudong Development Bank Co., Ltd. to pay off the due and payable debt. If the funds in the repayment reserve account are insufficient to pay off the debts, the lender has the right to deduct the funds in any other account opened by the borrower in each branch of Shanghai Pudong Development Bank Co., Ltd.

2. The lender has the right to use the proceeds to repay the loan principal, interest or other expenses. If there are multiple claims unpaid at the same time, the lender shall determine the repayment order of the claims.

3. if the deducted income is inconsistent with the currency to be repaid, it shall be handled in the following ways:

(1) if the currency of the loan is RMB, the loan principal strings T and 0 shall be paid off after the foreign exchange settlement is converted into RMB according to the purchase price converted between the currency of the deduction and RMB published by the lender at the time of deduction

(2) If the loan currency is non RMB and the deduction currency is RMB, you shall purchase foreign exchange directly according to the selling price of RMB exchange between the applicable loan currency published by the lender at that time and convert it into the loan currency, and then pay off your past principal and interest.

(3) If the loan currency and the deduction currency are not RMB and are inconsistent, the loan principal and interest shall be paid off after the foreign exchange settlement is converted into RMB according to the applicable deduction currency published by the lender at the time of deduction and the purchase price converted into RMB, and then converted into the loan currency according to the loan currency published by the lender and the selling price converted into RMB on the same day.

Article 10 proof of creditor’s rights

The lender shall, in accordance with its consistent business practice, maintain accounting accounts related to the business activities involved in this contract on its accounting books to prove the loan amount of the lender. The effective certificate for the borrower to recognize the loan creditor’s rights under this contract shall be subject to the accounting certificate or other effective supporting materials issued and recorded by the lender according to its own business regulations.

Article 11 agreed service address

1. The lender confirms that the address listed on the first page of this contract is its effective service address. The notice sent by the borrower to the lender directly or by mail under this contract shall be sent to the address listed on the first page of this contract until the lender announces the change of this address. The borrower agrees that all notices it sends to the lender shall be deemed to have been served when actually received by the lender.

2. The borrower confirms that the address, fax, e-mail and other service information listed on the first page of this contract are its valid mailing or e-service address. All kinds of non litigation notices and other documents under the contract, as well as letters, subpoenas, notices and other legal documents issued to them in the process of any litigation (including any litigation procedures and execution procedures such as first instance, second instance and retrial) arising from the contract, as long as they are mailed or sent by fax E-mail and other electronic service methods shall be deemed as service when they are sent to the mailing or electronic service address listed on the first page of this contract, and the specific service date shall be subject to the provisions on service date in the civil procedure law. The above change of mailing or electronic service address shall not have legal effect unless notified to the lender in advance, and the service address confirmed in this contract shall still be deemed as a valid service address.

Article 12 events of default and handling

1. Event of default

Any of the following circumstances shall constitute a breach of contract by the borrower against the lender:

(1) Any statement and guarantee made by the borrower in this contract or any notice, authorization, approval, consent, certificate and other documents made in accordance with or related to this contract are incorrect or misleading, or have been proved to be incorrect or misleading, or have been proved to be invalid or revoked or have no legal effect.

(2) The borrower has violated “other matters agreed by both parties” (if any) in part I of the contract or any agreed matter in Article 8 of Part II.

(3) The borrower has a major cross default event, including but not limited to the borrower’s breach of any other loan contract and agreement signed by it; Or the borrower fails to pay the debts under other loan contracts and agreements signed by it.

(4) The borrower’s investors withdraw funds, transfer assets or transfer equity without authorization.

(5) The guarantor has or will no longer have the ability to provide guarantee corresponding to the loan, or violates the guarantee documents signed by it.

(6) The borrower suspends business, stops production, goes out of business, goes out of business for rectification, reorganization, liquidation, is taken over or entrusted, is dissolved, the business license is revoked or cancelled or goes bankrupt.

(7) The financial condition of the borrower or the guarantor deteriorates, there are serious difficulties in operation, or events or circumstances that have an adverse impact on its normal operation, financial condition or solvency.

(8) The borrower or its controlling shareholder, actual controller or its affiliates are involved in major litigation, arbitration, or its major assets are seized, sealed up, frozen, enforced or other measures with the same effect are taken, or its legal representative / person in charge, directors, supervisors or senior managers are involved in litigation Arbitration or other coercive measures adversely affect the borrower’s solvency.

(9) Failure to repay the principal and interest on schedule or use the loan for the agreed purpose.

(10) The loan funds are not paid in the agreed manner.

(11) the documents and information submitted for loan application are false and incorrect.

(12) It does not meet or exceed the constraints of relevant financial indicators agreed in the contract.

(13) On any principal and interest repayment date under the contract and within three (3) days before it, the capital balance in the repayment reserve account is lower than the principal and interest repayment amount of the borrower in the current period.

(14) The capital flow in the general settlement account / capital return account is abnormal.

(15) The borrower has other acts in violation of this contract that are sufficient to hinder the normal performance of this contract, or other acts that damage the legitimate interests of the lender.

2. Handling of breach of contract

(1) when one or more of the default circumstances listed in the current paragraph occur, the lender may take one or more of the following measures at its discretion:

(1) require the borrower to correct within a time limit.

(2) cancel the unused loan of the borrower and stop issuing and paying the unused loan of the borrower.

(3) declare that all or part of the loan principal under this contract will expire immediately in advance, and require the immediate repayment of part or all of the loan, the settlement of the interest owed, and the immediate recourse to the guarantor or the borrower in various forms.

(4) Penalty interest and compound interest shall be charged for overdue loans and misappropriated loans.

(5) Deduct from any account opened by the borrower in each branch of Shanghai Pudong Development Bank Co., Ltd

(6) Require the borrower to supplement the loan issuance and payment conditions, or change the loan payment method.

(7) require the borrower to provide other guarantees approved by the lender.

(8) other necessary measures stipulated by law.

(2) In addition to the above measures, the lender may also require the borrower to bear the liability for breach of contract and require the borrower to pay liquidated damages (see part I of the contract for the calculation method of liquidated damages). If the liquidated damages are insufficient to make up for the losses suffered by the lender, the borrower shall compensate the lender for all losses suffered thereby.

(3) If the borrower fails to repay the principal and pay interest in full and on time, it shall also bear all expenses paid by the lender for realizing the creditor’s rights and security rights, including but not limited to collection expenses, litigation expenses, lawyer’s fees, travel expenses and various other expenses payable.

Article 13 effectiveness, alteration and dissolution

1. this contract shall come into force after being signed (or sealed) and affixed with official seal by the legal representative of the borrower or its authorized agent, and signed (or sealed) and affixed with official seal (or special seal for contract) by the legal representative (person in charge) of the lender or its authorized agent, and shall be terminated after all creditor’s rights under this contract are paid off.

2. After the contract takes effect, neither party shall change or terminate the contract in advance without authorization. If the contract needs to be changed or terminated, both parties shall reach a written agreement through consultation.

Article 14 other provisions

1 ..definition

(1) “all creditor’s rights” under this contract refers to the loan principal, interest, liquidated damages and various expenses incurred to realize the creditor’s rights.

(2) The term “interest” under this contract includes interest, penalty interest and compound interest.

(3) The “bank business day” under this contract refers to the normal business day of the lender’s corporate business at the lender’s domicile, excluding Saturdays, Sundays (except those open for business due to holiday adjustment) or other legal holidays.

2. Applicable law

This contract shall be governed by and construed in accordance with the laws of the people’s Republic of China (for the purpose of this contract, the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan are not included here).

3. Settlement of disputes

All disputes related to this contract shall be settled through friendly negotiation; If the negotiation fails, a lawsuit shall be filed with the people’s Court of the place where the lender has its domicile. During the dispute period, each party shall continue to perform the terms not involved in the dispute.

4. Miscellaneous

(1) If matters not covered in this contract need to be supplemented, both parties may agree and record them in part I of this contract, or reach a separate written agreement as an annex to this contract. The annexes to the contract (see part I of the contract) are an integral part of the contract and have the same legal effect as the text of the contract.

(2) During the validity of this contract, the lender’s grace or delay in taking action for any breach of contract or other acts of the borrower shall not damage, affect or restrict all rights or interests enjoyed by the lender as a creditor according to the law or this contract, nor shall it be regarded as the lender’s recognition of the borrower’s breach of this contract, It shall not be deemed that the lender waives the right to take action against the borrower’s existing or future default.

(3) The invalidity of one clause of the contract shall not affect the validity of other clauses of the contract. This contract is not valid for any reason

When effective, the borrower shall still bear the responsibility of repaying all debts owed to the Lender under this contract. In case of the above circumstances, the lender has the right to immediately terminate the execution of this contract and recover all debts owed by the borrower under this contract from the borrower immediately.

(4) The lender may transfer all or part of its rights and / or obligations under this contract, and in this case, the transferee shall enjoy and / or bear the same rights and / or obligations as it should enjoy if it is a party to this contract. After receiving the lender’s notice on the transfer of creditor’s rights, the borrower shall be liable to the transferee in accordance with the provisions of this contract.

(5) Unless otherwise specified in the contract, relevant terms and expressions in the annexes to the contract have the same meanings as those in the contract.

(6) The headings under this contract are for convenience only and shall not be used as the basis for the contents under this heading.

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This contract is signed by and between the borrower and the lender on March 9,2022. The borrower confirms that when signing this contract, both parties have explained and discussed all the terms in detail, both parties have no doubt about all the terms of the contract, and have an accurate understanding of the legal meaning of the parties’ relevant rights and obligations and liability limitation or exemption terms. annihilation

Borrower(Official seal)

Legal representative or authorized agent (signature or seal)

Lender (Official seal or contract seal)

Legal representative / person in charge (authorized or sealed)